Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Long Island Iced Tea Corp. on Form S-8 of our report dated March 30, 2017, with respect to our audits of the consolidated financial statements of Long Island Iced Tea Corp. as of December 31, 2016 and 2015, and for the years then ended appearing in the Annual Report on Form 10-K of Long Island Iced Tea Corp. for the year ended December 31, 2016.

/s/ Marcum LLP
Marcum LLP
Melville, New York
August 9, 2017